SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2003

Commission File Number:  0-27441

XM SATELLITE RADIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.
Washington, D.C. 20002-2194
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (202) 380-4000

Date of Report (Date of earliest event reported):  January 15, 2003

Commission File Number:  333-39178

XM SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1805102
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.
Washington, D.C. 20002-2194
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (202) 380-4000

EXPLANATORY NOTE

This current report on Form 8-K is filed jointly by XM Satellite Radio Holdings Inc. (“Holdings”) and XM Satellite Radio Inc. (“XM”). XM is a wholly-owned subsidiary of Holdings.

Item 5.    Other Events.

In connection with the transactions announced in our Current Reports on Form 8-K filed on December 23, 2002 and December 24, 2002, we are filing herewith certain documents related to such transactions.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit

4.1	Form of Security Agreement among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, and The Bank of New York.

4.2	Form of Amended and Restated Security Agreement between XM Satellite Radio Inc. and The Bank of New York.

4.3
Form of Intercreditor and Collateral Agency Agreement (General Security Agreement) by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent.

4.4
Form of Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement) by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent.

4.5	Form of Warrant Agreement between XM Satellite Radio Holdings Inc. and The Bank of New York.

4.6	Second Supplemental Indenture, dated as of December 23, 2002, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., XM Equipment Leasing LLC and The Bank of New York.

10.1	Form of Amended and Restated Assignment and Use Agreement between XM Satellite Radio Inc. and XM Radio Inc.

99.1	Supplement to Offering Circular, dated December 24, 2002.

99.2	Press release, dated January 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: January 15, 2003	By:	/s/ Joseph M. Titlebaum
Name: Joseph M. Titlebaum Title: Senior Vice President, General Counsel and Secretary

XM SATELLITE RADIO INC.

Date: January 15, 2003	By:	/s/ Joseph M. Titlebaum
Name: Joseph M. Titlebaum Title: Senior Vice President, General Counsel and Secretary